Exhibit 3.17

Delaware	PAGE 1
The First State

I, JEFFREY W. BULLOCK, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS FILED FROM AND INCLUDING THE RESTATED CERTIFICATE OR A MERGER WITH A RESTATED CERTIFICATE ATTACHED OF “INFOR RESTAURANT SYSTEMS LLC” AS RECEIVED AND FILED IN THIS OFFICE.

THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:

RESTATED CERTIFICATE, CHANGING ITS NAME FROM “EXTENSITY RESTAURANTS LLC” TO “INFOR RESTAURANT SYSTEMS LLC”, FILED THE EIGHTEENTH DAY OF DECEMBER, A.D. 2007, AT 7:10 O’CLOCK P.M.

4116617 8100X 120849355 You may verify this certificate online at corp.delaware.gov/authver.shtml
Jeffrey W. Bullock, Secretary of State
AUTHENTICATION: 9718621
DATE: 07-18-12

State of Delaware Secretary of State Division of Corporations Delivered 07:16 PM 12/18/2007 FILED 07:10 PM 12/18/2007 SRV 071338758 – 4116617 FILE

AMENDED AND RESTATED

CERTIFICATE OF FORMATION

OF

EXTENSITY RESTAURANTS LLC

It is hereby certified that:

1. The name of the limited liability company (hereinafter called the “Company”) is Extensity Restaurants LLC.

2. The Company filed its original Certificate of Formation with the Delaware Secretary of State on February 27, 2006, under the name “Extensity Restaurants LLC.”

3. Pursuant to provisions of Section 18-208 of the Delaware Limited Liability Company Act, the Certificate of Formation of the Company is hereby amended and restated to read in its entirety as follows:

FIRST:	Name. The name of the limited liability company (the “Company”) is Infor Restaurant Systems LLC.

SECOND:	Registered Office and Registered Agent. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle, Delaware, 19801. The name of its registered agent at such address is The Corporation Trust Company.

IN WITNESS WHEREOF, the undersigned has duly executed this Amended and Restated Certificate of Formation on behalf of Extensity Restaurants LLC as of the 18th day of December, 2007.

/s/ Gregory M. Giangiordano
Gregory M. Giangiordano
Manager